UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 16, 2026

JANEL CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	333-60608	86-1005291
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

80 Eighth Avenue, New York, New York 10011
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (212) 373-5895

Inapplicable
(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).          Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
N/A	N/A	N/A

Item 1.01	Entry into a Material Definitive Agreement

Purchase Agreement

On October 20, 2026, Janel Corporation, a Nevada corporation (the “Company”), through its wholly owned subsidiary Antibodies Incorporated, a California corporation (“Antibodies Inc.”), entered into a Purchase Agreement (the “Purchase Agreement”) with EnCor Biotechnology Inc., a Florida Corporation (“EnCor”), whereby Antibodies Inc. acquired 100% of the issued and outstanding shares of common stock of EnCor (the “EnCor Acquisition”), a biotechnology entity based in Gainesville, Florida that develops, manufactures, and distributes a wide portfolio of antibodies and reagents used in the research and treatment of various neurological diseases and conditions. In accordance with the terms of the Purchase Agreement, Antibodies Inc. paid a closing cash consideration of $11,960,000 and issued a subordinated promissory note, dated October 20, 2026, with a principal amount of $5,040,000.

The foregoing description of certain provisions of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

This acquisition was funded with cash provided by operations, borrowings under the Senior Credit Facility (as defined below), and the issuance of the subordinated promissory note.

Amended Loan Agreement - Commitment Increase and Joinder Under Senior Credit Facility

As previously disclosed, on December 29, 2025 (the “Closing Date”), the Company, Janel Group LLC and certain other subsidiaries of the Company, as borrowers (collectively, the “Borrowers”) and guarantors (together with the Company, the “Guarantors” and together with the Borrowers, the “Janel Obligors”), entered into that certain senior secured credit agreement (the “Senior Credit Agreement”) with Santander Bank, N.A., as administrative agent (the “Administrative Agent”), Santander Bank, N.A., as joint lead arranger, First Merchants Bank, as joint lead arranger, and the lenders party thereto (the “Lenders”), providing for revolving, term loan and acquisition credit facilities aggregating a principal amount up to $59,120,000 (as amended from time to time, the “Senior Credit Facility”).

On October 16, 2026, the Janel Obligors, the Administrative Agent and the Lenders party thereto entered into that certain Waiver, Consent, Joinder, and Second Amendment to Credit Agreement (the “Second Amendment”) pursuant to which, among other changes, (i) the Borrowers exercised an increase in the acquisition facility commitments thereunder in the principal amount of $15,000,000 (the “Second Amendment Incremental Commitment”), $11,000,000 of which was immediately funded by the Lenders and used by the Company as cash consideration for the EnCor Acquisition on October 20, 2026, (ii) an excess cash flow mandatory prepayment provision was added to the Senior Credit Agreement, (iii) the Administrative Agent and the Lenders waived certain provisions that would have restricted the EnCor Acquisition under the Senior Credit Facility and otherwise consented to the EnCor Acquisition and (iv) EnCor was joined as a Borrower under the Senior Credit Facility contemporaneously with the EnCor Acquisition.

The full text of the Second Amendment will be filed as an Exhibit to the Company’s Quarterly Report on Form 10-Q for the period ended December 31, 2026.

Item 2.01.	Completion of Acquisition or Disposition of Assets

The information set forth under the heading “Purchase Agreement” in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under the heading “Amended Loan Agreement – Commitment Increase and Joinder Under Senior Credit Facility” in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits

(a)  Financial Statements of Businesses Acquired
(b)  Pro Forma Financial Information

The financial statements and pro forma information required by this item are not being filed herewith. As a result of acquiring EnCor and based on the criteria set forth in Rule 3-05 of Regulation S-X, the Company would ordinarily be required to file certain historical audited financial statements for EnCor and corresponding pro forma financial information pursuant to Rule 11-01 of Regulation S-X. Because the Company believes that EnCor’s financial statements would not be material to the Company’s stockholders, however, the Company has requested relief from the Securities and Exchange Commission (the “SEC”) from the requirement to provide historical audited financial statements of EnCor otherwise required by Rule 3-05 of Regulation S-X and the corresponding pro forma financial statements set forth in Rule 11-01 of Regulation S-X. The SEC is currently considering this relief request. To the extent financial statements are required by this item, such information will be filed by amendment as soon as practicable.

(d)	Exhibits
Exhibit No.	Description

2.1*	Purchase Agreement dated as of October 20, 2026 among Janel Corporation, through its wholly owned subsidiary Antibodies Incorporated, and EnCor Biotechnology Inc.

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded with the inline XBRL document).

* Schedules omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

JANEL CORPORATION
(Registrant)

Date: October 22, 2026	By:	/s/ Nathan Shandy
Chief Financial Officer, Treasurer and Secretary